Exhibit 10.2

FIRST AMENDMENT TO

ERIE INDEMNITY COMPANY

DEFERRED STOCK PLAN FOR OUTSIDE DIRECTORS

(As Amended and Restated as of July 29, 2015)

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Indemnity Company Deferred Stock Plan for Outside Directors under an amendment and restatement effective July 29, 2015 (the “Plan”);

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company desires to amend the Plan as hereinafter set forth. The purpose of this Amendment is to provide for ad hoc share credits as may be determined by the Board of Directors of the Company. The provisions of this Amendment shall be effective January 1, 2016. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as defined.

NOW, THEREFORE, the Company hereby amends the Plan as follows:

A new section shall be added to Article Four of Appendix B immediately following Section 4.5 thereof and such new section shall read as follows:

4.6	AD HOC SHARE CREDIT

With respect to any given Board Tenure Year, the Board may in its discretion decide to provide an ad hoc share credit on behalf of some or all Outside Directors. Such ad hoc share credit made to the Deferred Stock Account of a given Outside Director shall be equal to the quotient obtained by dividing a cash amount determined by the Board by the closing price of Common Stock on the effective date or dates of such ad hoc share credit, as determined by the

Board. Unless otherwise determined by the Board, a Participant’s interest in the ad hoc share credit made in any given Board Tenure Year shall vest in accordance with the vesting schedule applicable to Annual Share Credits made in the same Board Tenure Year.

* * * * * * *

Executed at Erie, Pennsylvania this 31st day of March, 2016, effective as of January 1, 2016.

ERIE INDEMNITY COMPANY

By: /s/ Sean J. McLaughlin
Sean J. McLaughlin

Executive Vice President
Title: and General Counsel

ATTEST:

/s/ Brian Bolash

15/RET/Outside Directors Plan/First Amend Outside Dir.doc

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